UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                ------------------------------------------------



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                       October 30, 1997 (October 20, 1997)




                       BALTIMORE GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)




         Maryland                  1-1910              52-0280210
     ---------------------------------------------------------------------
     (State of incorporation)   (Commission          (IRS Employer
                                File Number)        Identification No.)




            39 W. Lexington Street Baltimore, Maryland     21201
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




                                  410-783-5920
              (Registrant's telephone number, including area code)




                                 Not Applicable
   (Former name, former address and former fiscal year, if changed since last report)




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ITEM 5.  Other Events
-------  ------------

     As previously disclosed, in September 1995 we agreed with a neighboring utility, Potomac Electric Power Company (Pepco), to merge together into a new company, Constellation Energy Corporation, after all necessary regulatory approvals were received. On April 16, 1997 we received two approvals which we disclosed in a report on Form 8-K. We discuss these approvals further below. On October 20, 1997, we received an order from the District of Columbia Public Service Commission (D.C. PSC) approving the merger, but the order contains unacceptable conditions as described below.


D.C. PSC Order Approving the Merger Contains Unacceptable Financial Terms
-------------------------------------------------------------------------

     BGE and Pepco had proposed a regulatory plan to the Maryland and District of Columbia Public Service Commissions that was designed to share the merger benefits equitably between the shareholders and customers. Although the D.C. PSC approved the merger, its order imposed conditions that, in BGE's opinion, would produce an unacceptable financial result.

     The companies sponsored testimony in the D.C. PSC proceeding based on studies conducted by the companies and Deloitte & Touche that the net cost savings of the merger over 10 years were estimated to be $1.3 billion. The D.C. PSC order increased the amount of the estimated savings to $1.8 billion. The order also amortized the estimated costs to achieve the merger over 10 years. Apportioning 19.1% of the higher savings to D.C. customers and allocating the savings 75% to customers and 25% to shareholders, the D.C. PSC ordered that D.C. customers' rates be reduced by $99 million over the first four years of the merger. This rate reduction returns more savings to those customers than can be realized for those customers over the four-year period. Therefore, the companies will ask the D.C. PSC to reconsider its decision and allocate the appropriate savings equally between customers and shareholders.


D.C. PSC Order Approving the Merger is Available at the Company
---------------------------------------------------------------

     The D.C. PSC order approving the merger can be obtained by calling us at 410-783-5920 or by writing to Baltimore Gas and Electric Company, Shareholder Services, P.O. Box 1642, Baltimore, Maryland 21203-1642.


Status of Other Merger Approvals
--------------------------------

     As previously disclosed, the merger was approved by the Federal Energy Regulatory Commission and the Maryland Public Service Commission on April 16, 1997. However, the Maryland PSC imposed conditions on the approval that eliminated any reasonable opportunity for shareholders of the new company to share in the merger benefits. As a result, the companies have filed with the Maryland PSC for reconsideration. Those proceedings are on hold while an appeal of the Maryland PSC decision by the International Brotherhood of Electrical Workers (IBEW) is before the Circuit Court of Baltimore County, Maryland. On October 27, 1997, an opinion and order was issued by the Circuit Court affirming the Maryland PSC merger order. The Court concluded that the IBEW failed to show that the Maryland PSC order in any way violated Maryland law. The IBEW could continue to delay reconsideration by the Maryland PSC of the conditions imposed in the order by filing a notice of appeal to the Maryland Court of Special Appeals within 30 days.

     The Maryland PSC order approving the merger is available at the Maryland PSC web site at http://www.psc.state.md.us/psc/. You may also get a copy of the order by calling us at 410-783-5920 or by writing to Baltimore Gas and Electric Company, Shareholder Services, P.O. Box 1642, Baltimore, Maryland 21203-1642.


Other Information
-----------------

     The status of the necessary regulatory approvals is regularly disclosed in filings made by BGE under the Securities Exchange Act of 1934 (1934 Act). BGE's filings under the 1934 Act, including Reports on Forms 10-Q, 10-K, and 8-K, will continue to include updated information about the necessary regulatory approvals until the merger closes.


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ITEM 7. Financial Statements and Exhibits
-----------------------------------------


       (c)   Exhibit No. 2*            Registration Statement on Form S-4 of
                                       Constellation Energy Corporation, as
                                       amended, which became effective
                                       February 9, 1996, Registration No.
                                       33-64799.

             Exhibit No. 99            News Release of Baltimore Gas and
                                       Electric Company and Potomac Electric
                                       Power Company dated October 29, 1997.

      *Incorporated by Reference.






                                    SIGNATURE
                                    ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           BALTIMORE GAS AND ELECTRIC COMPANY
                                           ----------------------------------
                                                      (Registrant)


Date  October 30, 1997                              /s/  D. A. Brune
     ------------------                       -----------------------------

                                               D. A. Brune, Vice President
                                             on behalf of the Registrant and
                                             as Principal Financial Officer



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                                  EXHIBIT INDEX

         Exhibit
         Number
         ------

            2* Registration Statement on Form S-4 of Constellation Energy Corporation, as amended, which became effective February 9, 1996, Registration No. 33-64799.

            99 News Release of Baltimore Gas and Electric Company and Potomac Electric Power Company dated October 29, 1997.

      *Incorporated by Reference.


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